Exhibit 23.10
Our ref      RJT/623201/2114362/v2
Your ref

CDC Corporation	Direct:	+852 2971 3007
33/F Citicorp Centre	Mobile:	+852 9020 8007
18 Whitfield Road	E-mail:	richard.thorp@maplesandcalder.com
Causeway Bay
Hong Kong

August 30, 2007
Dear Sir
Re: CDC Corporation (the “Company”)
We consent to the reference to our firm under the headings “Legal Matters” and “Enforceability Civil Liabilities” in the Company’s Registration Statement on Form F-3, which will be filed with the Securities and Exchange Commission in the month of August 2007.
Yours faithfully

Maples and Calder
RJT\623201\2114362v2
Maples and Calder 1504 One International Finance Centre, 1 Harbour View Street, Hong Kong
Tel: +852 2522 9333 Fax: +852 2537 2955 www.maplesandcalder.com
Resident Hong Kong Partners: Christine Chang (England and Wales), Spencer Privett (England and Wales), Richard Thorp (England and Wales), Anne Walker (England and Wales), Anthony Webster (England and Wales), Greg Knowles (England and Wales), Harriet Unger (England and Wales) | Cayman Islands and British Virgin Islands Attorneys at Law Offices: BVI, Cayman, Dubai, Dublin, Hong Kong, Jersey, London